UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1300 Seaport Blvd, Suite 500
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2021, C3.ai, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal third quarter ended January 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, the board of directors (the “Board”) of the Company approved an increase in the total authorized number of members of the Board by one (1) to eleven (11) directors and elected Jim Hagemann Snabe to fill the newly-created vacancy, effective immediately. Mr. Snabe was elected as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders.

Prior to his election as a member of the Board, Mr. Snabe served as a senior advisor to the Company’s Chief Executive Officer from September 2020, pursuant to an Amended and Restated Advisor Agreement, dated September 13, 2020 (the “Advisor Agreement”). Pursuant to the Advisor Agreement, the Board granted Mr. Snabe a non-qualified stock option to purchase 541,667 shares (after giving effect to the six-for-one reverse stock split of the Company’s common and preferred stock that became effective on November 25, 2020 (the “Stock Split”)). Five percent of the shares subject to the option vest on the last day of each fiscal quarter starting in the quarter commencing November 1, 2020 until the shares subject to the option are fully vested or Mr. Snabe ceases to be a member of the Board, provided, however, that if Mr. Snabe fails to attend any regularly scheduled meeting of the Board during a quarter, then vesting for such quarter shall not occur and will be suspended (any such shares are being referred to, collectively, as the “Suspended Shares”). Any Suspended Shares shall vest in a subsequent quarter, provided that Mr. Snabe satisfies the requirements for vesting in such fiscal quarter, provided that no more than 5% of the total shares subject to the option may vest in any fiscal quarter. The option also vests in full upon a change of control (as defined in the option agreement with Mr. Snabe). The option has an exercise price of $11.16 per share. The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, Mr. Snabe served as an advisor to the Company from September 2018 to September 2020. As consideration for such services, the Board granted Mr. Snabe a non-qualified stock option to purchase 41,667 shares (after giving effect to the Stock Split). The shares subject to the option vest in equal monthly installments over the five-year period following the vesting commencement date of September 25, 2018, subject to Mr. Snabe’s continuous service with the Company as of each such vesting date. The option has an exercise price of $3.90 per share.

Mr. Snabe previously served as Co-Chief Executive Officer of SAP AG, a technology company, from February 2010 to May 2014, and as a member of the SAP AG supervisory board from May 2014 to May

2018. Mr. Snabe currently serves as Chairman of the Supervisory Board of Siemens AG, an industrial technology company, and of A.P. Møller - Mærsk A/S, a shipping and transportation company. Mr. Snabe also serves as Vice Chairman of Supervisory Board of Allianz SE, a financial services company, and as a member of the Board of Trustees of the World Economic Forum, a non-profit organization.

There is no arrangement or understanding between Mr. Snabe and any other persons pursuant to which he was elected as a director. Mr. Snabe has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

On March 1, 2021, the Company issued a press release announcing Mr. Snabe’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Advisor Agreement dated September 13, 2020 by and between Jim Hagemann Snabe and the Company.
99.1	Press Release dated March 1, 2021.
99.2	Press Release dated March 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: March 1, 2021
	By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer and Chairman of the Board of Directors